UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2012

usell.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50494	98-0412432
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 North Ocean Blvd., Suite 306 Deerfield Beach, Florida	33441
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 915-1550

Former Address: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2012, usell.com, Inc. (the “Company”) granted Sergio Zyman 6,000,000 shares of restricted common stock as consideration for his service as Chief Executive Officer in lieu of cash and other compensation. When Mr. Zyman was appointed Chief Executive Officer on October 10, 2012, the Company had deferred consideration of his compensation. Of these shares, 500,000 are fully vested (representing the period of time Mr. Zyman has performed services since his appointment as Chief Executive Officer) and the remaining shares will vest in equal increments of 250,000 shares on the 10th day of each month over a 22-month period, with the first vesting date being January 10, 2013, subject to continued employment on each applicable vesting date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USELL.COM, INC.

Date: December 27, 2012	By:	/s/ Daniel Brauser
	Name:	Daniel Brauser
	Title:	President